Exhibit 99.1

Dato Dr. Ronie Tan Appointed Chairman and

Co-Founder of Alpha Network Alliance

Ventures Inc. (OTCMKTS:ANAV)

PRESS RELEASE APR 27, 2017 15:00 PDT

Riverside, California, April 27, 2017 (Newswire.com) - Alpha Network Alliance Ventures Inc. (OTCMKTS:ANAV), a development-stage company that focuses on building and operating a social networking software application and other Internet-driven applications for enable buyers, sellers, and users to connect, share, and communicate with one another, this week excitedly announced that Dato Dr. Ronie Tan has been officially appointed as the Chairman of the Alpha Board, as well as the Co-Founder of the entire entity. The appointment is officially effective on April 21, 2017.

As someone with an impressive amount of 25 years of business experience mainly in the Direct Selling Industries across the world, Dr. Tan has been at the forefront of the industry and actively involved in major countries, mostly in the Asia Pacific Region, for the duration of his professional career.

“Dr. Tan has a proven track record as someone who can achieve unmatched growth, organization, and billions of dollars of turnover at any operation he is part of,” said Mr. Rivera, Founder and CEO of the Alpha Network Alliance Ventures Inc. “We are incredibly excited to be welcoming him to our operation in two critical roles, and we look forward to collaborating with him in years to come.”

Prior to his new appointments this week, Dr. Tan previously served as a Senior Member and Managing Director of the Asia Region in two multi-national U.S Direct Selling Organizations, including the Los Angeles-based NYSE Public Listing Organization and a Phoenix-based Direct Selling Organization.

While in these roles, Dr. Tan was a member of the senior team that achieved a growth turnover of $5 billion USD, as well as a growth turnover of $1 billion closed within just a 4year period.

“As part of the Alpha Network Alliance Ventures Inc., I will apply my industry knowledge and experience as the manager of developing business, curating expansion plans, overseeing major board decisions, and carving out company communications policies,” said Dr. Tan. “As an internationally recognized and reputable company, Alpha Network Alliance Ventures Inc. (OTCMKTS:ANAV) is definitely the right position for me moving forward.”

Dr. Tan has a PhD in Business Administration from Golden State University, California, in the United States.

The Alpha Network Alliance Ventures Inc., was officially incorporated on August 12, 2010. Its software applications quickly drew the company international attention. Today, it provides software to consumers that allow its users to post reviews and share shopping and fashion tips and opinions on third party websites or shopping store sites. Additionally, it offers products that enable companies, advertisers, and marketers to engage with its users using a Social Network Marketing campaign, as well as Social Media Marketing, to improve sales and membership for every affiliate that elects to participate.

For more information, visit: www.kababayanKo.com ; www.KababayanKo.org and www.RejuViLife.com

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to Alpha Network Alliance Ventures or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Alpha Network Alliance Ventures filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Alpha Network Alliance Ventures website does not constitute a part of this release.

Contact:

11801 Pierce St, 2nd Floor

Riverside, CA 92505

URL: http://www.RejuViLife.com & http://www.kababayanko.com ; http://www.kababayanKo.org

Eleazar Rivera

Alpha Network Alliance Ventures Inc.

888-770-5084 email us here

Source: Alpha Network Alliance Ventures Inc.